UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2020

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware 001-12622 36-2048898

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400 60611-4213
Chicago, Illinois (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Item 8.01	Other Events.

At its regular meeting on October 14, 2020, the Board appointed Lawrence E. Washow as Vice Chairman of the Board and declared quarterly cash dividends of $0.26 per share of the Company’s Common Stock and $0.195 per share of the Company’s Class B Stock. The dividends will be payable on November 27, 2020, to stockholders of record at the close of business on November 13, 2020. A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of the Company dated October 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  October 14, 2020